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                                  EXHIBIT 23.4

                          Consent of Ernst & Young LLP,

                              Independent Auditors,

                             dated December 23, 2003

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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 9, 2003, with respect to the combined financial statements of Marriott Senior Living Services Twenty-One Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. Registration No. 333-107486) and related Prospectus of CNL Retirement Properties, Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2003, with respect to the combined financial statements of Marriott Senior Living Services Nine Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-107486) and related Prospectus of CNL Retirement Properties, Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 14, 2003, with respect to the combined financial statements of Sunrise Senior Living Services Fourteen Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-107486) and related Prospectus of CNL Retirement Properties, Inc.

                                        /s/ Ernst & Young LLP
                                        -------------------------------------
                                        Ernst & Young LLP

McLean, Virginia
December 23, 2003